Filed Pursuant to Rule 424(b)(3)

Registration No. 333-295727

PROSPECTUS

Traws Pharma, Inc.

35,897,514 Shares
Common Stock

This prospectus relates to the possible resale or other disposition from time to time, in one or more offerings, by the selling stockholders named in this prospectus (the “Selling Stockholders”) of up to an aggregate of 35,897,514 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), which consist of (i) 4,993,412 shares of Common Stock (the “Initial Shares”) issued to the Selling Stockholders pursuant to that certain Securities Purchase Agreement, dated April 15, 2026 (the “Purchase Agreement”), by and between the Company and Selling Stockholders, (ii) 989,507 shares of Common Stock issuable by the Company upon exercise of certain pre-funded warrants issued to the Selling Stockholders pursuant to the Purchase Agreement (the “Pre-Funded Warrants”), (iii) 5,982,919 shares of Common Stock issuable by the Company upon exercise of the Series A warrants issued to the Selling Stockholders pursuant to the Purchase Agreement (the “Series A Warrants”), (iv) 5,982,919 shares of Common Stock issuable by the Company upon exercise of the Series B warrants issued to the Selling Stockholders pursuant to the Purchase Agreement (the “Series B Warrants”), and (v) 17,948,757 shares of Common Stock issuable by the Company upon exercise of the Series C warrants issued to the Selling Stockholders pursuant to the Purchase Agreement (the “Series C Warrants”, together with the Series A Warrants and Series B Warrants, the “Common Warrants”, and the Common Warrants together with the Pre-Funded Warrants, the “Warrants”). The purchase price per each Initial Share and accompanying Series A Warrant, Series B Warrant, and Series C Warrant was $1.6730. The purchase price per each Pre-Funded Warrant and accompanying Series A Warrant, Series B Warrant, and Series C Warrant was $1.6630, and each Pre-Funded Warrant has an exercise price of $0.01, subject to adjustment. The exercise price per each Series A Warrant, Series B Warrant, and Series C Warrant is $1.673, subject to adjustment.

We agreed to file the registration statement of which this prospectus is a part pursuant to the Purchase Agreement and the Registration Rights Agreement, dated April 15, 2026, by and between the Company and Selling Stockholders (the “Registration Rights Agreement”). Additional information with respect to the Purchase Agreement and Registration Rights Agreement is contained in this prospectus under the headings “Prospectus Summary - Private Placement” and “Selling Stockholders” and in our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 15, 2026.

The Selling Stockholders or their permitted transferees or other successors-in-interest may, but are not required to, sell, transfer, or otherwise dispose of, any or all of the shares of our Common Stock offered by this prospectus at any time and from time to time in a number of different ways, including sales on any stock exchange or in negotiated transactions, and at varying prices, including fixed prices, at prevailing market prices at the time of sale or disposition, at prices related to the prevailing market price, or at negotiated prices. See “Plan of Distribution” on page 13 for a description of how the selling stockholders may dispose of the shares covered by this prospectus.

We are not selling any shares of our Common Stock under this prospectus and will not receive any of the proceeds from the sale of shares of our Common Stock by the selling stockholders. However, upon any exercise of the Warrants by payment of cash, we will receive the exercise price of the Warrants. We cannot predict when and in what amounts, or if, the Warrants will be exercised by payments of cash and it is possible that the Warrants may expire and never be exercised or may be exercised via cashless exercise, in which case we would not receive any cash proceeds.

We have agreed to pay certain expenses related to the registration of the offer and sale by the Selling Stockholders of our Common Stock pursuant to the registration statement of which this prospectus forms a part. The Selling Stockholders will bear all commissions, discounts, concessions and other selling expenses, if any, in connection with the sale of their shares of our Common Stock covered by this prospectus.

Our Common Stock is listed on The NASDAQ Capital Market under the symbol “TRAW.” On May 12, 2026, the closing price of our Common Stock was $1.68 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Investing in our Common Stock involves a high degree of risk. You should carefully read the information contained under the heading “Risk Factors” on page 7 of this prospectus, and under similar headings in the documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 15, 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”). By using this registration process, the Selling Stockholders named in this prospectus may offer and sell shares of our Common Stock from time to time in one or more transactions, as described under “Plan of Distribution.”

This prospectus provides you with a general description of the securities that the Selling Stockholders named herein may offer. We may add, update or change in a prospectus supplement any of the information contained in this prospectus or the documents incorporated by reference. For further information about our business and our securities, you should refer to the registration statement and the reports incorporated by reference in this prospectus, as described in “Additional Information” and “Incorporation of Certain Information by Reference.” This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Additional Information.”

You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. You should rely only on the information contained in this prospectus and in any prospectus supplement (including in any documents incorporated by reference herein or therein). You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold on a later date. Neither we, nor the selling stockholders, have authorized any other person to provide you with different or additional information. Neither we, nor the selling stockholders, take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management’s estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management’s estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Our management’s estimates have not been verified by any independent source, and we have not independently verified any third-party information. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

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We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may be used only in jurisdictions where offers and sales of these securities are permitted. Except as otherwise set forth in this prospectus, neither we nor the selling stockholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

Traws Pharma, Inc. and its subsidiaries are collectively referred to herein as “Traws,” “Traws Pharma,” “the Company,” “we,” “us,” and “our,” unless otherwise specified or the context indicates otherwise.

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PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere or incorporated by reference into this prospectus and may not contain all of the information that you need to consider in making your investment decision. You should carefully read this prospectus, any applicable prospectus supplement, any related free writing prospectus that we have authorized for use in connection with this offering, and any documents incorporated by reference, including the information contained under the heading “Risk Factors” beginning on page 7 in this prospectus and under similar headings in our recent Annual Report on Form 10-K for the fiscal year ended December 31, 2025 or our Current Reports on Form 8-K following the most recent Annual Report on Form 10-K before making an investment decision.

The Company

Traws Pharma, Inc. (“Traws,” “we,” or the “Company”) is a clinical stage biopharmaceutical company dedicated to developing novel therapies to target critical threats to human health in respiratory viral diseases. We are advancing novel investigational antiviral agents that have potent activity against difficult to treat or resistant virus strains that threaten human health. Our product candidates are intended to be safe, with simple dosing regimens. We strive to utilize accelerated clinical trial strategies with a commitment to patients who are especially vulnerable.

On April 1, 2024, the Company (then known as Onconova Therapeutics, Inc.) consummated a merger (the “Merger”) with Trawsfynydd Therapeutics, Inc., a privately-held biotechnology company developing next-generation, best-in-class antivirals for influenza, COVID-19 and other infectious diseases. Prior to the Merger, the focus of our business was the discovery and development of novel products for patients with cancer. After completion of the Merger, the focus of our business expanded to include the development of novel therapies to target critical threats to human health in respiratory viral diseases. Following the Merger, we have four clinical programs: (i) tivoxavir marboxil, an investigational oral, small molecule CAP-dependent endonuclease inhibitor designed to be administered as a single-dose for the treatment of bird flu and seasonal influenza; (ii) ratutrelvir, an inhibitor of the main protease (also known as 3CL protease) of the SAR-CoV-2 virus, the causative agent in COVID-19; (iii) narazaciclib (ON 123300), a multi-targeted kinase inhibitor in solid tumors and hematological malignancies as a single agent or in combination with other anti-cancer therapies; and (iv) rigosertib, administered alone or in combination for investigation in various cancers..

Our principal executive offices are located at 12 Penns Trail, Newtown, Pennsylvania 18940, and our telephone number is (267) 759-3680. Our website address is www.trawspharma.com. The information on, or that can be accessed through, our website is not part of this prospectus.

Private Placement

On April 15, 2026, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the selling stockholders named in this prospectus (“Selling Stockholders”), pursuant to which we issued and sold to the Selling Stockholders (“Private Placement”) an aggregate of (i) 4,993,412 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) (the “Initial Shares”) issued to the Selling Stockholders pursuant to that certain Securities Purchase Agreement, dated April 15, 2026 (the “Purchase Agreement”), by and between the Company and Selling Stockholders, (ii) pre-funded warrants issued to the Selling Stockholders pursuant to the Purchase Agreement (the “Pre-Funded Warrants”) to purchase 989,507 shares of Common Stock, (iii) Series A warrants issued to the Selling Stockholders pursuant to the Purchase Agreement (the “Series A Warrants”) to purchase 5,982,919 shares of Common Stock, (iv) Series B warrants issued to the Selling Stockholders pursuant to the Purchase Agreement (the “Series B Warrants”) to purchase 5,982,919 shares of Common Stock, and (v) Series C warrants issued to the Selling Stockholders pursuant to the Purchase Agreement (the “Series C Warrants”, together with the Series A Warrants and Series B Warrants, the “Common Warrants”, and the Common Warrants together with the Pre-Funded Warrants, the “Warrants”) to purchase 17,948,757 shares of Common Stock. The purchase price per each Initial Share and accompanying Series A Warrant, Series B Warrant, and Series C Warrant was $1.6730. The purchase price per each Pre-Funded Warrant and accompanying Series A Warrant, Series B Warrant, and Series C Warrant was $1.6630, and each Pre-Funded Warrant has an exercise price of $0.01, subject to adjustment. The exercise price per each Series A Warrant, Series B Warrant, and Series C Warrant is $1.673, subject to adjustment.

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The Pre-Funded Warrants are exercisable immediately following the date of issuance and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

The Series A Warrants are exercisable upon the Company’s notice to the Selling Stockholder of the Company’s receipt of approval from the Medicines and Healthcare products Regulatory Agency to conduct a human challenge trial in the United Kingdom during the period from such notification until 5:00 p.m. (New York City time) on the first date after which all of the following conditions have been satisfied for a 10 consecutive trading day period: (1) the Company shall have honored in accordance with the terms of the warrant all notices of exercise of the warrants delivered by 5:00 p.m. (New York City time) on the last day of such 10 consecutive trading day period, (2) a registration statement shall be effective as to the resale of all shares of Common Stock into which such warrant is exercisable and the related prospectus available for use by the Selling Stockholder for the resale of all shares of Common Stock into which such warrant is exercisable, (3) the Common Stock shall be listed or quoted for trading on its respective trading market, and (4) there is a sufficient number of authorized shares of Common Stock for issuance of all Securities (collectively, the “Conditions”).

The Series B Warrants are exercisable upon the later of (a) announcement of data from the human challenge trial during the period from such announcement, or (b) Shareholder Approval (as defined in the Series B Warrants) has been received, until 5:00 p.m. (New York City time) on the earlier of (y) the first date after the Conditions have been satisfied for a 10 consecutive trading day period, and (z) the three (3) year anniversary of the initial issuance date of the Series B Warrants.

The Series C Warrants are exercisable after Shareholder Approval (as defined in the Series C Warrants) and may be exercised at any time until and on or prior to 5:00 p.m. (New York City time) on the 3-year anniversary of the initial exercise date of the Series C Warrants. If, after the issuance of the Series C Warrants, the market closing sale price of the shares of Common Stock is reported at or above 200% of the Series C Warrants’ exercise price for an uninterrupted period of 30 trading days, then the Company may, within 1 trading day of the end of such 30-day period, call for cancellation of all or any portion of Series C Warrants for which an exercise notice has not yet been delivered for consideration equal to $.001 per Warrant Share..

A holder will not have the right to exercise any portion of the if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, at the option of the holder, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants, respectively. To the extent such limitation restricts the exercise of any of the Common Warrants, a Selling Stockholder may choose, in lieu of receiving shares of Common Stock upon exercise of any such warrant, to receive a pre-funded warrant to purchase an identical number of shares of Common Stock that it would have received upon the exercise of such Common Warrant for shares of Common Stock; provided, however that the exercise price shall instead be the exercise price under Comon Warrant less $0.01 per share, and the resulting issued pre-funded warrant will have an exercise price of $0.01 per share. Such pre-funded warrant will be in the same form as the Pre-Funded Warrants issued in the Private Placement.

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The Warrants are subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock and also upon any distributions for no consideration of assets to the Company’s stockholders. The Warrants do not entitle the holders thereof to any voting rights or any of the other rights or privileges to which holders of Common Stock are entitled.

Additionally, for the Common Warrants, if, (i) the Company effects any merger or consolidation of the Company with or into another person, in which the Company is not the surviving entity or in which the stockholders of the Company immediately prior to such merger or consolidation do not own, directly or indirectly, at least 50% of the voting power of the surviving entity immediately after such merger or consolidation, (ii) the Company effects any sale to another person of all or substantially all of its assets in one or a series of related transactions, (iii) pursuant to any tender offer or exchange offer (whether by the Company or another person), holders of capital stock tender shares representing more than 50% of the voting power of the capital stock of the Company and the Company or such other person, as applicable, accepts such tender for payment, (iv) the Company consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another person whereby such other person acquires more than 50% of the voting power of the capital stock of the Company (except for any such transaction in which the stockholders of the Company immediately prior to such transaction maintain, in substantially the same proportions, the voting power of such person immediately after the transaction) or (v) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then following such Fundamental Transaction the holders of such warrants will be entitled to receive upon exercise of such warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised such warrants immediately prior to such Fundamental Transaction.

The Initial Shares, Warrants, and the shares of Common Stock underlying the Warrants were offered in the Private Placement pursuant to an exemption from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), contained in Section 4(2) thereof and/or Rule 506(b) of Regulation D promulgated thereunder, and applicable state securities laws. Under the terms of the Purchase Agreement and the Registration Rights Agreement, dated April 15, 2026, by and between the Company and Selling Stockholders (the “Registration Rights Agreement”), we agreed to prepare and file, on or before May 16, 2026, a registration statement with the SEC to register for resale the Initial Shares and the shares of our Common Stock issuable upon exercise of the Warrants sold and issued to the selling stockholders in the Private Placement, and to use commercially reasonable efforts to cause such registration statement to be declared effective within a specified time period set forth in the Registration Rights Agreement.

Additional information with respect to the Purchase Agreement and the Private Placement is contained in this prospectus under the heading “Selling Stockholders” and in our Current Report on Form 8-K filed with the SEC on April 15, 2026.

Reverse Stock Split

In September 2024, our board of directors approved a one-for-25 reverse stock split of the outstanding shares of Common Stock (the “Reverse Stock Split”). Each 25 shares of Common Stock issued and outstanding immediately prior to the Reverse Stock Split automatically reclassified, combined, converted and changed into one fully paid and nonassessable share of Common Stock. In addition, a proportionate adjustment was made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding warrants and stock options entitling the holders thereof to purchase shares of the Common Stock, and the number of shares reserved for issuance pursuant to our 2021 Incentive Compensation Plan (as amended and restated) were reduced proportionately. All Common Stock, per share and related information presented in the financial statements and accompanying notes which are incorporated by reference into the registration statement of which this prospectus is a part from documents filed with the SEC prior to the Reverse Stock Split do not reflect the Reverse Stock Split and all Common Stock, per share and related information presented in the financial statements and accompanying notes which are incorporated by reference into the registration statement of which this prospectus is a part from documents that were filed with the SEC after the Reverse Stock Split have been retroactively adjusted to reflect the Reverse Stock Split.

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THE OFFERING

Shares of Common Stock offered for resale by the Selling Stockholders:	Up to an aggregate of 35,897,514 Shares of Common Stock, which consist of (i) 4,993,412 shares of Common Stock issued to the Selling Stockholders pursuant to the Purchase Agreement, (ii) 989,507 shares of Common Stock issuable by the Company upon exercise of the Pre-Funded Warrants issued to the Selling Stockholders pursuant to the Purchase Agreement, (iii) 5,982,919 shares of Common Stock issuable by the Company upon exercise of the Series A Warrants issued to the Selling Stockholders pursuant to the Purchase Agreement, (iv) 5,982,919 shares of Common Stock issuable by the Company upon exercise of the Series B Warrants issued to the Selling Stockholders pursuant to the Purchase Agreement, and (v) 17,948,757 shares of Common Stock issuable by the Company upon exercise of the Series C Warrants issued to the Selling Stockholders pursuant to the Purchase Agreement.

Use of Proceeds:	We will not receive any of the proceeds from the sale of any of the shares of our Common Stock that may be offered from time to time by the selling stockholders. However, upon any exercise of the Warrants by payment of cash, we will receive the exercise price of the Warrants. We cannot predict when and in what amounts, or if, the Warrants will be exercised by payments of cash and it is possible that the Warrants may expire and never be exercised, in which case we would not receive any cash proceeds. We currently expect to use the proceeds received from the exercise of the Warrants, if any, for the development of our product candidates and general working capital purposes.

Risk Factors:	Investing in our Common Stock involves risks. Please refer to the information contained under the heading “Risk Factors” beginning on page 7 of this prospectus for a discussion of factors you should carefully consider before investing our securities.

NASDAQ Capital Market:	TRAW

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below as well as those described under “Risk Factors” contained in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K following the most recent Annual Report on Form 10-K as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC, and in all other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement. The material risks and uncertainties that management believes affect us will be described in those documents.

In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus is qualified in its entirety by these risk factors.

A sale of a substantial number of shares of Common Stock by our stockholders may cause the price of our Common Stock to decline.

If our stockholders, including the Selling Stockholders named in this prospectus, sell, or the market perceives that our stockholders intend to sell, substantial amounts of our Common Stock in the public market, the price of our Common Stock may decline. The shares of Common Stock offered under this prospectus and any prospectus supplement represent a significant number of shares in comparison to the number of shares of our Common Stock currently outstanding, and if sold in the market all at once or at approximately the same time, could depress the market price of our Common Stock. Additionally, such conditions may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

The issuance of Common Stock to the Selling Stockholders may cause substantial dilution to our existing stockholders.

We are registering for resale by the Selling Stockholders up to 35,897,514 Shares of Common Stock. The number of shares of our Common Stock ultimately offered for resale by the Selling Stockholder under this prospectus is dependent upon the number of shares issued pursuant to the Warrants.

We will not receive any proceeds from the sale of the shares of Common Stock by the selling stockholders covered by this prospectus.

We are registering the shares of Common Stock that were, or may be, issued by us to the Selling Stockholders upon exercise of the Warrants to permit the resale of these shares of Common Stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of Common Stock.

Our management will have broad discretion over the use of the net proceeds from the Selling Stockholders’ exercise of the Warrants, if any, and you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Upon the Selling Stockholders’ exercise of the Warrants, if ever, we will receive the exercise price of the exercised Warrant. Our management will have broad discretion as to the use of those net proceeds from such exercise, and we could use them for purposes other than those contemplated in this prospectus. Accordingly, you will be relying on the judgment of our management with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest those net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

Investors who buy shares at different times will likely pay different prices.

The Selling Stockholder may resell all, some or none of the Shares registered hereby at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from a Selling Stockholder in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution, and in some cases substantial dilution, and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the selling stockholder in this offering as a result of future sales made by a Selling Stockholder to purchasers in this offering.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and each prospectus supplement, including the documents that we incorporate herein and therein by reference, contains or may contain forward-looking statements as that term is defined in the federal securities laws. The events described in forward-looking statements contained in this prospectus, including the documents that we incorporate by reference herein, may not occur. Generally, these statements relate to our business plans or strategies, projected or anticipated benefits or other consequences of our plans or strategies, financing plans, projected or anticipated benefits from acquisitions that we may make, or projections involving anticipated revenues, earnings or other aspects of our operating results or financial position, and the outcome of any contingencies. Any such forward-looking statements are based on current expectations, estimates and projections of management. We intend for these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as “anticipate,” “expect,” “project,” “intend,” “believe,” “may,” “will,” “should,” “plan,” “could,” “continue,” “target,” “contemplate,” “estimate,” “forecast,” “guidance,” “predict,” “possible,” “potential,” “pursue,” “likely,” and their opposites and similar expressions are intended to identify forward-looking statements. All statements, other than historical facts, including statements regarding estimations of projected cash runway; our future product development plans; the potential, safety, efficacy, and regulatory and clinical progress of our product candidates, including the anticipated timing for initiation of clinical trials and release of clinical trial data and the expectations surrounding potential regulatory submissions, approvals and timing thereof; and any assumptions underlying any of the foregoing, are forward-looking statements.

Forward looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward looking statements. We believe that these factors include, but are not limited to, the factors that we identify in any of the documents incorporated or deemed incorporated into this prospectus and the registration statement by reference, including in our Annual Report on Form 10-K for the year ended December 31, 2025 and in any of our subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K as well as any amendment or updates reflected in subsequent filings with the SEC.

You should also consider carefully the information set forth in the section titled “Risk Factors” or elsewhere in this prospectus and the documents incorporated or deemed incorporated herein by reference, including in our most recent Annual Report on Form 10-K and in our updates to those risk factors in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and other factors described elsewhere in this prospectus. Any one or more of these uncertainties, risks, factors and other influences could materially affect our results of operations and whether forward-looking statements made by us ultimately prove to be accurate. Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. Except as otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

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USE OF PROCEEDS

The net proceeds from any sale of the shares of Common Stock offered by this prospectus will be received by the Selling Stockholders. We will not receive any proceeds from the sale of our Common Stock by the Selling Stockholders. However, upon any exercise of the Warrants by payment of cash, we will receive the exercise price of the Warrants.

We cannot predict when and in what amounts, or if, the Warrants will be exercised by payments of cash and it is possible that the Warrants may expire and never be exercised or may be exercised via cashless exercise, in which case we would not receive any cash proceeds. We currently expect to use the proceeds received from the exercise of the Warrants, if any, for the development of our product candidates and general working capital purposes.

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SELLING STOCKHOLDERS

The term “Selling Stockholders” includes the stockholders listed below and their transferees, pledges, donees or other successors-in-interest who may acquire shares from a Selling Stockholder as a gift, pledge, partnership distribution or other non-sale related transfer after the date of this prospectus. Information concerning the selling stockholders may change after the date of this prospectus and changed information will be presented in a supplement to this prospectus if and when required. Undefined terms in this section have the meanings set forth in the Purchase Agreement.

This prospectus covers the offering for resale from time to time, in one or more offerings, of up to an aggregate of 35,897,514 Shares of Common Stock, which consist of (i) 4,993,412 shares of Common Stock issued to the Selling Stockholders pursuant to the Purchase Agreement, (ii) 989,507 shares of Common Stock issuable by the Company upon exercise of the Pre-Funded Warrants issued to the Selling Stockholders pursuant to the Purchase Agreement, (iii) 5,982,919 shares of Common Stock issuable by the Company upon exercise of the Series A Warrants issued to the Selling Stockholders pursuant to the Purchase Agreement, (iv) 5,982,919 shares of Common Stock issuable by the Company upon exercise of the Series B Warrants issued to the Selling Stockholders pursuant to the Purchase Agreement, and (v) 17,948,757 shares of Common Stock issuable by the Company upon exercise of the Series C Warrants issued to the Selling Stockholders pursuant to the Purchase Agreemen.

We agreed to file the registration statement of which this prospectus is a part pursuant to the Purchase Agreement and Registration Rights Agreement. Additional information with respect to the Purchase Agreement and Registration Rights Agreement is contained in this section, in this prospectus under the heading “Prospectus Summary - Private Placement,” and in our Current Report on Form 8-K filed with the SEC on April 15, 2026.

The table below sets forth (i) the name of each Selling Stockholder, (ii) the number of shares of Common Stock beneficially owned by each selling stockholder as of April 24, 2026 (solely for purposes of the table below, treating all 989,507 Pre-Funded Warrants as if they had been exercised into an aggregate of 989,507 shares of our Common Stock as of April 24, 2026 and disregarding certain of the terms of the Pre-Funded Warrants that would prevent or limit such conversion as further described in the next paragraph), (iii) the number of shares of Common Stock offered by each selling stockholder hereunder, (iv) the number of shares of Common Stock that will be beneficially owned by each Selling Stockholder following the completion of this offering (assuming each Selling Stockholder sells all of the shares of our Common Stock that are being offered by such Selling Stockholder pursuant to this prospectus and does not acquire beneficial ownership of any additional shares of Common Stock during this offering), and (v) the percentage of Common Stock that will be beneficially owned by each Selling Stockholder following the completion of this offering (assuming each Selling Stockholder sells all of the shares of our Common Stock that are being offered by such Selling Stockholder pursuant to this prospectus and does not acquire beneficial ownership any additional shares of Common Stock during this offering), based on 15,150,669 shares of our Common Stock outstanding as of April 24, 2026 and, solely for purposes of the table below, treating all 989,507 Pre-Funded Warrants as if they had been exercised into 989,507 shares of our Common Stock that were also outstanding as of April 24, 2026 and disregarding certain of the terms of the Pre-Funded Warrants that would prevent or limit such conversion as further described in the next paragraph. Stock information with respect to ownership is based upon information obtained from the Selling Stockholders.

Solely for purposes of the table below, the information under the headings “Shares of Common Stock Owned Prior to the Offering” and “Shares of Common Stock Owned After the Offering” disregards the Beneficial Ownership Limitation and treats all 989,507 Pre-Funded Warrants as if they had been exercised into 989,507 shares of our Common Stock as of April 24, 2026. Accordingly, to that extent and solely for purposes of the table below, each Selling Stockholder’s beneficial ownership of our Common Stock has been determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulation promulgated thereunder. Each Selling Stockholder and its affiliates and other aggregation persons or entities disclaim beneficial ownership of any shares of our Common Stock that are reflected in the table below as beneficially owned by such selling stockholder or any of its affiliates and other aggregation person or entities solely to the extent that the Beneficial Ownership Limitation has been disregarded.

The Selling Stockholders are not making any representation that any shares of Common Stock covered by this prospectus will be offered for sale. Because each Selling Stockholder may dispose of all, none or some portion of the shares of Common Stock covered by this prospectus, no estimate can be given as to the number of shares that will be owned by a Selling Stockholder upon termination of this offering. In addition, the Selling Stockholders may have sold, transferred or otherwise disposed of their shares of Common Stock in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented. For purposes of the table below, however, we have assumed that after termination of this offering, none of the shares of our Common Stock registered for resale under this prospectus will be owned by the Selling Stockholders, and we have further assumed that the selling stockholders will not acquire beneficial ownership of any additional shares of our Common Stock during this offering.

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To our knowledge, except as indicated in the footnotes to the below table, each Selling Stockholder named in the table has sole voting and investment power with respect to all shares of our Common Stock shown as owned by such stockholder in the table. Except as described below, none of the Selling Stockholders has had any position, office or other material relationship with us or any of our predecessors or affiliates within the past three years. In addition, based on information provided to us, none of the Selling Stockholders that are affiliates of broker-dealers, if any, purchased the shares of our Common Stock outside the ordinary course of business or, at the time of their acquisition of such shares, had any agreements, understandings or arrangements with any other persons, directly or indirectly, to dispose of the shares. Information concerning the Selling Stockholders may change from time to time, and any changed information will be set forth in supplements to this prospectus to the extent required.

	Shares of Common Stock Owned Prior to the Offering			Maximum Number of Shares of Common Stock to be Sold		Shares of Common Stock Owned After the Offering
Name and Address of Selling Stockholder (12)	Number		Percent (%)	Pursuant to this Prospectus		Number	Percent (%)
Entities affiliated with Sirenia Capital Management	1,995,883	(1)	9.99	11,975,298	(2)	0	*
Ally Bridge Medalpha Master Fund L.P.	1,197,918	(3)	7.70	7,187,508	(4)	0	*
OrbiMed Private Investments VIII, LP (5)	1,203,260		7.94	3,586,374		605,531	5.96
Adar1 Partners, LP	750,078	(6)	4.95	3,586,374	(7)	152,349	1.00
Kynam Global Healthcare Master Fund, LP	597,729		3.95	3,586,374		0	*
Sphera Healthcare	398,486	(8)	2.63	2,390,916	(9)	0	*
TPAV, LLC(10)	238,806		1.58	1,432,836		0	*
Pointillist Global Macro Series of Pointillist Partners, LLC	119,546		*	717,276		0	*
Alyeska Master Fund, L.P. (11)	164,376		1.08	986,256		0	*
Parallax Biomedical Fund, LP	74,717		*	448,302		0	*

*	Less than 1%.

(1)	Based on our records. Includes (i) 1,388,527 Initial Shares directly held by SILV Fund Ltd., (ii) 565,792 shares of Common Stock issuable upon exercise of Pre-Funded Warrants issued to Silv Fund Ltd., (iii) 29,531 Initial Shares directly held by Manatee Access Fund LP and (iv) 12,033 shares of Common Stock issuable upon exercise of Pre-Funded Warrants issued to Manatee Access Fund LP. SILV Fund, Ltd. and Manatee Access Fund LP are each prohibited from exercising such Pre-Funded Warrants, if, as a result of such exercise, it and its affiliates would beneficially own more than 9.99% of the total number of shares of Common Stock then issued and outstanding immediately after giving effect to the exercise. As a result, the Pre-Funded Warrants described herein are not fully exercisable and the percent of Shares of Common Stock Beneficially Owned Prior to the Offering gives effect to this limitation. Sirenia Capital Management LP serves as the investment manager to SILV Fund, Ltd. and Manatee Access Fund LP and, as a result, maintains voting and investment power with respect to the securities held by each fund. Sirenia Capital Management GP LLC (“Sirenia GP”) is the general partner of Sirenia Capital Management LP. Alex Silverstein is the managing member of Sirenia GP. Each of SILV Fund, Ltd., Manatee Access Fund LP, Sirenia GP and Mr. Silverstein disclaims beneficial ownership over such securities..

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(2)	Includes (i) 9,771,595 shares of Common Stock issuable upon exercise of Common Warrants issued directly to SILV Fund Ltd. and (ii) 207,820 shares of Common Stock issuable upon exercise of Common Warrants issued directly to Manatee Access Fund LP.

(3)	Based on our records. Includes (i) 393,118 Initial Shares directly held by Ally Bridge Medalpha Master Fund L.P., (ii) 205,841 shares of Common Stock issuable upon exercise of Pre-Funded Warrants issued to Ally Bridge Medalpha Master Fund L.P., exercisable within 60 days of April 24, 2026 subject to certain beneficial ownership limitation terms set forth therein, (iii) 393,118 Initial Shares directly held by Ally Bridge Medalpha Long Opportunities Fund L.P., which may be viewed as an affiliate of Ally Bridge Medalpha Master Fund L.P., and (iv) 205,841 shares of Common Stock issuable upon exercise of Pre-Funded Warrants issued to Ally Bridge Medalpha Long Opportunities Fund L.P., exercisable within 60 days of April 24, 2026 subject to certain beneficial ownership limitation terms set forth therein. As affiliates, each of Ally Bridge Medalpha Master Fund L.P. and Ally Bridge Medalpha Long Opportunities Fund L.P. may be deemed to have shared power to vote or direct the vote of, and/or shared power to dispose or to direct the disposition over, the securities owned by each other. This disclosure is not and shall not be construed as an admission that either party is the beneficial owner of any securities of the Company other than the securities actually owned by such entity (if any).

(4)	Includes 2,988,795 shares of Common Stock issuable upon exercise of Common Warrants issued directly to each of Ally Bridge Medalpha Master Fund L.P. and Ally Bridge Medalpha Long Opportunities Fund L.P.

(5)	Based on our records and a Form 4 filed by OrbiMed on April 28, 2026 with the SEC. These shares are held of record by OrbiMed Private Investments VIII, LP (“OPI VIII”). OrbiMed Capital GP VIII LLC (“OrbiMed GP”) is the general partner of OPI VIII. OrbiMed Advisors LLC (“OrbiMed Advisors”) is the managing member of OrbiMed GP. By virtue of such relationships, OrbiMed Advisors and OrbiMed GP may be deemed to have voting power and investment power over the securities held by OPI VIII and as a result, may be deemed to have beneficial ownership over such securities. OrbiMed Advisors exercises voting power and investment power through a management committee comprised of Carl L. Gordon, Sven H. Borho, and W. Carter Neild, each of whom disclaims beneficial ownership of the securities held by OPI VIII.

(6)	Based on our records. Includes (i) 520,024 Initial Shares directly held by Adar1 Partners, LP, (ii) 150,974 shares of Common Stock directly held by Adar1 Partners, LP, (iii) 77,705 Initial Shares directly held by Spearhead Insurance Solutions IDF, LLC and (iv) 1,375 shares of Common Stock directly held by Spearhead Insurance Solutions IDF, LLC, which may be which may be viewed as an affiliate of Adar1 Partners, LP. As affiliates, each of Adar1 Partners, LP and Spearhead Insurance Solutions IDF, LLC may be deemed to have shared power to vote or direct the vote of, and/or shared power to dispose or to direct the disposition over, the securities owned by each other. This disclosure is not and shall not be construed as an admission that either party is the beneficial owner of any securities of the Company other than the securities actually owned by such entity (if any).

(7)	Includes (i) 2,600,121 shares of Common Stock issuable upon exercise of Common Warrants issued directly to Adar1 Partners, LP and (ii) 388,524 shares of Common Stock issuable upon exercise of Common Warrants issued directly to Spearhead Insurance Solutions IDF, LLC.

(8)	Based on our records. Includes (i) 358,637 Initial Shares directly held by Sphera Biotech Master Fund, L.P. and (ii) 39,849 Initial Shares directly held by Sphera Global Healthcare Master Fund. Sphera Global Healthcare Management LP has voting and dispositive power over the securities held by Sphera Global Healthcare Master Fund and Sphera Biotech Master Fund, L.P.This disclosure is not and shall not be construed as an admission that either party is the beneficial owner of any securities of the Company other than the securities actually owned by such entity (if any).

(9)	Includes (i) 1,793,186 shares of Common Stock issuable upon exercise of Common Warrants issued directly to Sphera Biotech Master Fund, L.P. and (ii) 199,244 shares of Common Stock issuable upon exercise of Common Warrants issued directly to Sphera Global Healthcare Master Fund.

(10)	Based on our records. Nikolay Savchuk is the sole manager on the Board of Managers of TPAV, LLC. Nikolay Savchuk disclaims beneficial ownership of the securities held by TPAV, LLC except to the extent of his pecuniary interest therein.

(11)	Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P. (“Alyeska Master Fund”), has voting and investment control of the shares held by Alyeska Master Fund. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by Alyeska Master Fund. The registered address of Alyeska Master Fund, L.P. is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago IL 60601.

(12)	The address of each respective Selling Stockholder is set forth below:

Silv Fund Ltd. – 1674 Meridian Avenue, Suite 320 Miami Beach, FL 33139

Manatee Access Fund LP – 1674 Meridian Avenue, Suite 320 Miami Beach, FL 33139

Ally Bridge Medalpha Master Fund L.P. – c/o Ally Bridge Group (NY) LLC 430 Park Avenue, 12th Floor New York, NY 10022

Ally Bridge Medalpha Long Opportunities Fund L.P. – c/o Ally Bridge Group (NY) LLC 430 Park Avenue, 12th Floor New York, NY 10022

OrbiMed Private Investments VIII, LP – 601 Lexington Avenue, 54th Floor New York, NY 10022

Adar1 Partners, LP – 3503 Wild Cherry Crive, Building 9 Austin, TX 78738

Spearhead Insurance Solutions IDF, LLC – 3828 Kennet Pike, Suite 202 Greenville, DE 19807

Kynam Global Healthcare Master Fund, LP – 221 Elm Road Princeton, NJ 08540

Sphera Biotech Master Fund LP – 4 Yitzhak Sadeh, Entrance A, 29th Floor Tel Aviv 6777520, Israel

Sphera Global Healthcare Master Fund – 4 Yitzhak Sadeh, Entrance A, 29th Floor Tel Aviv 6777520, Israel

TPAV, LLC – 12730 High Bluff Dr. #100, San Diego, CA 92130

Pointillist Global Macro Series of Pointillist Partners, LLC – 6222 Indianwood Terrace Bloomfield Hills, MI 4831

Alyeska Master Fund, L.P. – c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands

Parallax Biomedical Fund, LP – PO Box 357 Walnut Creek, CA 94596

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PLAN OF DISTRIBUTION

Each Selling Stockholder of the securities named herein may, from time to time, sell, transfer or otherwise dispose of any or all of their securities covered hereby on any stock exchange, market or trading facility on which the securities are traded, in private transactions or otherwise. These sales may be at fixed or negotiated prices or at market prices prevailing at the time of sale. A selling stockholder may use any one or more of the following methods when selling securities:

•	distributions to members, partners, stockholders or other equityholders of the selling stockholders;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales and settlement of short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the Selling Stockholders for purposes of this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

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In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders may pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if any of them defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any supplement or amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The aggregate proceeds to the Selling Stockholders from the sale of the securities offered by them will be the purchase price of the securities less discounts or commissions, if any. Each of the Selling Stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the Warrants.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or another available exemption from the registration requirements under the Securities Act.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales (it being understood that the Selling Stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering). In such event, any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

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We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the Selling Stockholders shall have resold all the Shares covered hereby pursuant to Rule 144 or pursuant to the registration statement of which this prospectus forms part; and (ii) the date on which the Shares may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws.

In order to comply with the securities laws of some states, if applicable, the securities offered hereunder may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares of Common Stock may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the selling stockholders or any other person. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

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LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon by Snell & Wilmer L.L.P.

EXPERTS

The consolidated financial statements of Traws Pharma, Inc. as of December 31, 2025 and 2024, and for the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2025 consolidated financial statements contains an explanatory paragraph that states that the Company has incurred recurring losses from operations since inception that raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

DISCLOSURE OF COMMISSION POSITION
ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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ADDITIONAL INFORMATION

This prospectus is part of a Registration Statement on Form S-3 that we have filed with the SEC relating to the shares of our Common Stock being offered hereby. This prospectus does not contain all of the information in the Registration Statement and its exhibits. The Registration Statement, its exhibits and the documents incorporated by reference in this prospectus and their exhibits, all contain information that is material to the offering of the Securities hereby. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete. You should refer to the exhibits that are a part of the Registration Statement in order to review a copy of the contract or documents.

The SEC maintains an Internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that site is http://www.sec.gov. The Registration Statement and the exhibits are available through the SEC’s website.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information will be available at the website of the SEC referred to above. Additionally, you may access our filings with the SEC through our website at http://www.trawspharma.com. The information on our website is not part of this prospectus.

We will provide you without charge, upon your oral or written request, with a copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this prospectus or the Registration Statement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to:

Investor Relations
Traws Pharma, Inc.
12 Penns Trail
Newtown, PA 18940
(267) 759-3680

You should rely only on the information in this prospectus and the additional information described above and under the heading “Incorporation of Certain Information by Reference,” below. We have not, and the Selling Stockholders have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it. The Selling Stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus was accurate on the date of the front cover of this prospectus only, and that any information we have incorporated by reference was accurate on the date of the document incorporated by reference only. Our business, financial condition, results of operations and prospects may have changed since such date.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus and any accompanying prospectus supplement.

We incorporate by reference the documents listed below that we have previously filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on April 15, 2026, as amended by that Amendment No. 1 to Form 10-K, filed with the SEC on April 30, 2026;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 15, 2026; and

•	the description of our Common Stock contained in our registration statement on Form 8-A filed with the SEC on July 23, 2013 (Registration no. 001-36020), including any amendment or report filed for the purpose of updating such description, and Exhibit 4.8 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025.

All reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the Registration Statement but before the termination of the offering of the securities hereunder will also be considered to be incorporated by reference into this prospectus from the date of the filing of these reports and documents, and will supersede the information herein; provided, however, that all reports or portions thereof that we “furnish” to the SEC will not be considered incorporated by reference into this prospectus. We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). You may request a copy of these materials in the manner set forth under the heading “Additional Information,” above.

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Up to 35,897,514 Shares of Common Stock

PROSPECTUS

May 15, 2026